UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 28, 2007

FIRST REPUBLIC PREFERRED CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-33461	91-1971389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Pine Street San Francisco, California	94111
(Address of principal executive offices)	(Zip code)

(415) 392-1400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year

On September 21, 2007, First Republic Preferred Capital Corporation’s (the “Registrant”) controlling shareholder, First Republic Bank, a Nevada banking corporation (“First Republic”), merged with and into Merrill Lynch Bank & Trust Co., FSB, a federal stock savings bank (“Merrill Lynch Bank & Trust”) and a subsidiary of Merrill Lynch & Co., Inc. (“Merrill Lynch”), with Merrill Lynch Bank & Trust continuing as the surviving corporation (the “Merger”).

In order to conform to the fiscal year end of Merrill Lynch and Merrill Lynch Bank & Trust, the Board of Directors of the Registrant, a wholly owned subsidiary of Merrill Lynch Bank & Trust, approved an amendment to Section 1.03 of the Bylaws of the Registrant. This amendment changes the fiscal year of the Registrant from a year ending on December 31 to a year ending on the last Friday of each calendar year. The Board of Directors of the Registrant has determined that this change in fiscal year will not require a transition period report.

In connection with the Merger, certain additional amendments to the Bylaws of the Registrant were approved, including a change (i) of the address stipulated for meetings of the shareholders of the Registrant in Section 3.01 of the Bylaws and (ii) from a reference to First Republic to Merrill Lynch Bank & Trust in Article VIII of the Bylaws.

With an effective date of December 28, 2007, the aforementioned amendments to the Bylaws were approved by unanimous written consent of the Registrant’s Board of Directors.

The foregoing description of the amendments to the Bylaws of the Registrant does not purport to be complete and is qualified in its entirety by reference to the copy of the restated Bylaws, which is filed as Exhibit 3(ii) hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

3(ii)	Restated Bylaws of First Republic Preferred Capital Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REPUBLIC PREFERRED CAPITAL CORPORATION
(Registrant)

Date: January 7, 2008	By:	/s/ Willis H. Newton, Jr.
Willis H. Newton, Jr. Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

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EXHIBIT INDEX

Exhibit Number	Description

3(ii)	Restated Bylaws of First Republic Preferred Capital Corporation.